As filed with the Securities and Exchange Commission on June 20, 2003

Registration No. 333-26411

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROSOFT CORPORATION

(Exact name of registrant as specified in its charter)

Washington	7273	91-1144442
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Address, including zip code, and telephone

number including area code, of registrant’s principal

executive office)

John Seethoff

Deputy General Counsel, Finance and Operations

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Copies of all communications to:

Christopher H. Cunningham

Ryan R. Montecucco

Preston Gates & Ellis LLP

925 Fourth Avenue, Suite 2900

Seattle, Washington 98104-1158

(206) 623-7580

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

On May 2, 1997, Microsoft Corporation (“Microsoft”) filed a Registration Statement on Form S-4, SEC 1933 Act Number 333-26411 (the “Registration Statement”), which was subsequently amended on June 3, 1997 and June 13, 1997, covering the Class A Common Shares of WebTV Networks, Inc. (the “Exchangeable Shares”) and Microsoft Common Shares issuable upon the exchange of such Exchangeable Shares.

The Registration Statement was filed in connection with an acquisition transaction whereby WebTV Networks, Inc. became a controlled subsidiary of Microsoft.

Microsoft’s obligation to maintain the effectiveness of the Registration Statement has been satisfied. Accordingly, Microsoft hereby de-registers all of its Common Stock registered pursuant to the Registration Statement and remaining unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on June 20, 2003.

MICROSOFT CORPORATION

By:	/s/ KEITH R. DOLLIVER
Keith R. Dolliver Associate General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* Steven A. Ballmer	Chief Executive Officer, Director (Principal Executive Officer)

* William H. Gates III	Chairman, Chief Software Architect, Director

* John G. Connors	Senior Vice President, Finance and Administration, Chief Financial Officer

* James I. Cash	Director

* Raymond V. Gilmartin	Director

* David F. Marquardt	Director

* Ann McLaughlin Korologos	Director

* W. G. Reed, Jr.	Director

* Jon A. Shirley	Director

*By:	/s/ KEITH R. DOLLIVER
Keith R. Dolliver Attorney-in-Fact pursuant to a power of attorney attached as an Exhibit hereto.

EXHIBIT INDEX

24.	Resolution of Board of Directors and Power of Attorney